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                                                                   Exhibit 10.11


                        AMENDMENT TO SUBLEASE AGREEMENT

     This Amendment to Sublease Agreement is made effective as of the ___ day of November, 1998, by and between Verity, Inc., a Delaware corporation ("Verity"), as Sublessor, and TIVO, a California corporation ("TIVO"), formerly known as Teleworld, Inc., as Sublessee.

                                   RECITALS:

     A. Verity and TIVO entered into that certain Sublease Agreement dated effective as of February 23, 1998, respecting those certain premises identified as Suite 100 (the "Original Premises") of the building (the "Building") located at 894 Ross Drive, Sunnyvale, California. All capitalized terms used herein shall have the same meaning ascribed to them in the Sublease Agreement, unless expressly defined in this Amendment. In event of any conflict between the terms and conditions of this Amendment and those of the Sublease Agreement, the terms and conditions of this Amendment shall control.

     B. Verity and TIVO desire to amend the Sublease Agreement to add to the Premises subleased by TIVO under the Sublease Agreement those certain premises identified as Suite 205 of the Building, containing approximately 4,524 square feet, on the terms and conditions set forth herein.

                                  AGREEMENT:

     NOW, THEREFORE, Verity and TIVO hereby agree as follows:

     1.   Additional Premises. Effective February 1, 1999, the portion of the
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Building identified as Suite 205, and consisting of approximately 4,524 square feet (the "Additional Premises"), shall be added to the Premises subleased by TIVO under the Sublease Agreement for all purposes of the Sublease Agreement.

     2.   Rent. TIVO shall pay to Verity, as Rent for the Additional Premises
          ----
for each month of the term of this Sublease during which TIVO subleases the Additional Premises as set forth below, the sum of Eleven Thousand Three Hundred Ten Dollars ($11,310). Such Rent shall be a full service rental on the terms and conditions set forth in the Sublease Agreement.

     3.   Term For Additional Premises. TIVO shall sublease the Additional
          ----------------------------
Premises under the terms of the Sublease Agreement and this Amendment for a term commencing February 1, 1999, and ending March 31, 2000. The term for the Additional Premises set forth in the preceding sentence shall have no effect upon the Scheduled Expiration Date for the Original Premises under the Sublease Agreement.

     4.   Parking. Effective upon the commencement of the term for the
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Additional Premises, TIVO shall have the right to use an additional seventeen
(17) parking stalls in the parking areas of the Project. In the event that the term of the Sublease Agreement is not extended for the Original Premises pursuant to the provisions of Paragraph 3.2 of the Sublease

                                       1.
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Agreement, then such number of parking stalls set forth above shall be the only parking stalls which TIVO is entitled to use from and after the Scheduled Expiration Date.

     5.   Acceptance and Condition of Additional Premises. Verity shall deliver
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the Additional Premises to TIVO at the commencement of the term therefor in broom-clean condition. TIVO acknowledges it had the right to inspect the Additional Premises prior to execution of this Amendment. By executing this Amendment, TIVO shall be deemed to have accepted the Additional Premises in their "AS-IS" condition, subject to any circumstances, defects, or conditions therein, and without any representations or warranties from Verity.

     6.   Signage. TIVO show have the right, at its sole cost and expense, to
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place a sign on the suite door of the Additional Premises, and to place standard identification on the Lobby Directory applicable to the Additional Premises.

     7.   Correction of Right of Offer. Verity and TIVO agree that Paragraph 10
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of the Sublease Agreement shall be modified with the effect that the right of offer extended to TIVO therein shall apply to Suites 200, 201, 202 and 203 of the Building, notwithstanding the provisions of such paragraph to the contrary.

     8.   Consent of RDI. This Amendment, and the sublease of the Additional
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Premises by Verity to TIVO, shall be subject to the consent of RDI on the terms set forth in Paragraph 15 of the Sublease Agreement. If such consent is not obtained by December 31, 1998, this Amendment shall be of no further force or effect.

     9.   Brokers. A commission shall be paid to Cornish & Carey Commercial
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("C&C") under a separate agreement between C&C and Verity. Except for the foregoing, each party warrants and represents to the other than it has retained no broker or other party that is entitled to any fee or commission in connection with this Amendment, and each agrees to indemnify, defend and hold harmless the other party from any and all liabilities, claims or damages arising out of such party's breach of the foregoing warranty and representation.

     10.  Counterparts. This Amendment may be executed in counterparts and
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delivered by and to the respective parties by facsimile transmission, and each such counterpart copy hereof so executed and delivered shall constitute an original, and all such counterparts together shall constitute a single agreement.

                                       2.
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     11.  No Further Modifications. Except as expressly modified by the terms of
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this Amendment, the terms and conditions of the Sublease Agreement shall remain in full force and effect.

                                    SUBLESSEE:

                                    Verity, Inc., a Delaware corporation

                                    By:  /s/ [illegible]
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                                    Its: V.P. Administration & Controller
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                                    SUBLESSOR:

                                    TIVO, a California corporation

                                    By:  /s/ Michael Ramsay
                                       --------------------------------------

                                    Its:        CEO
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                                       3.